Exhibit 13.1
Sify Technologies Limited
Certification of Principal Executive Officer
Pursuant to 18 U.S.C. Section 1350 as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
I, Raju Vegesna, Chief Executive Officer, Chairman and Managing Director of Sify Technologies Limited (the “Company”), certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
(i) the accompanying annual report on Form 20-F of the Company for the fiscal year ended March 31, 2008 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and
(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Raju Vegesna
Dated: October 11, 2008	Name:	Raju Vegesna
	Title:	Chief Executive Officer, Chairman & Managing Director

The foregoing certification is being furnished solely to accompany the Report pursuant to 18 U.S.C. § 1350, and is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference to any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

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